Exhibit 99.1
Health Benefits Direct Announces First Quarter 2009 Financial Results
Strategic Sale of Agency Business Leads to 71% Reduction in Net Loss
Year-over-Year
Radnor, PA — May 15, 2009 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of a range of insurance products, today announced its financial results for the first quarter ended March 31, 2009.
During the first quarter, as part of the continued restructure effort, the Company ceased selling health and life insurance products to individuals and families and disposed of a significant portion of its agency business, which is now classified as discontinued operations in the Company’s financial statements.
First Quarter Highlights
•	Revenues from continuing operations of $1.7 million, compared to $1.3 million in the first quarter of 2008, due primarily to increased consulting and implementation services revenue, two new ASP agreements and maintenance revenues.

•	Operating expenses for continuing operations of $4.1 million, compared to $3.2 million in the first quarter of 2008, primarily attributable to an increase in Atiam’s permanent staffing and technology consultants, investments in the InsPro product and expanded marketing efforts — all to support current client requirements, future needs as well as growth plans.

•	Net loss from continuing and discontinued operations of $1.3 million, or ($0.03) per share, compared with a net loss of $4.3 million, or ($0.12) per share, in the first quarter of 2008.

•	Raised $4 million from a private placement of preferred stock and warrants on January 15, 2009 to an institutional investor.

•	Transferred the majority of existing health insurance members and agreed to refer all ongoing health insurance prospects to an unaffiliated third party on February 20, 2009.

•	Received $1.3 million in cash of which $1.0 million was used to repay certain liabilities and transferred $1.4 million of liabilities in exchange for the transfer of existing health insurance members and referrals of ongoing health insurance prospects.

•	Ceased the direct marketing and sale of health and life insurance and related products to individuals and families; reduced staff accordingly.

•	At March 31, 2009, the Company had a cash balance of $4.0 million, total assets of $8.7 million and total shareholders’ equity of $5.0 million.
Anthony Verdi, Acting Principal Executive Officer of Health Benefits Direct and Chief Financial Officer, commented, “Our strategic focus on InsPro and Insurint™, our core technology businesses, led to growth in revenues of 34% year-over-year for the first quarter. We have strategically exited the direct marketing and sale of health and life insurance and related products in our Telesales call center and through our non employee agents. These actions led to a gain of $1.2 million from discontinued operations for the first quarter representing the initial amount of consideration paid for the sale of our Telesales call center produced agency business to eHealth. This in turn drove a strong 71% year-over-year reduction in our net loss for the period.”
Mr. Verdi continued, “The growth potential of our technology platforms continues to show promise and we look forward to building these businesses through focused execution and disciplined management of our resources.”
About Health Benefits Direct Corporation
Through its subsidiary, Atiam Technologies, Health Benefits Direct offers InsPro software, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates real-time quotes from more than 100 health insurance carriers, life insurance carriers and carriers of related insurance products. www.healthbenefitsdirect.com
Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the growth potential of our technology platforms and providing the financial support and resources needed to demonstrate the strength of these growing technology businesses. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Moreover, Health Benefits Direct cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in Health Benefit Direct’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on Health Benefits Direct’s website at www.healthbenefitsdirect.com. These documents are also available on the Securities and Exchange Commission’s website at www.sec.gov. Health Benefits Direct does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.
Contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@tpg-ir.com
— financial tables to follow —

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$4,022,251	$1,842,419
Accounts receivable, less allowance for doubtful accounts $1,069 and $0	754,007	461,875
Tax receivable	26,290	31,290
Prepaid expenses	105,553	126,804
Other current assets	6,073	8,461

Total current assets	4,914,174	2,470,849

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation $296,114 and $267,384	837,710	729,881
Intangibles, net of accumulated amortization $1,204,646 and $1,911,461	1,705,612	1,911,461
Other assets	116,914	110,607

Total assets	$8,724,410	$6,372,798

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$516,099	$733,128
Accrued expenses	1,029,435	697,255
Current portion of capital lease obligations	109,763	89,297
Due to related parties	—	4,315
Deferred revenue	611,194	457,500
Liabilities of discontinued operations	1,247,951	2,238,315

Total current liabilities	3,514,442	4,219,810

LONG TERM LIABILITIES:
Capital lease obligations	250,440	209,511

Total long term liabilities	250,440	209,511

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; Series A convertible preferred stock; 3,437,500 shares authorized, 1,000,000 and 0 shares issued and outstanding (liquidation value $10,000,000))	2,038,944	—
Common stock ($.001 par value; 200,000,000 shares authorized; 41,279,645 shares issued and outstanding)	41,279	41,279
Additional paid-in capital	45,511,515	43,281,139
Accumulated deficit	(42,632,210)	(41,378,941)

Total shareholders’ equity	4,959,528	1,943,477

Total liabilities and shareholders’ equity	$8,724,410	$6,372,798

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Revenues	$1,722,439	$1,285,323

Operating Expenses:
Salaries, employee benefits and related taxes	2,525,957	1,785,963
Advertising and other marketing	103,725	3,030
Depreciation and amortization	278,362	284,485
Rent, utilities, telephone and communications	205,470	162,995
Professional fees	696,479	484,328
Other general and administrative	334,619	441,792

	4,144,612	3,162,593

Loss from operations	(2,422,173)	(1,877,270)

Gain (loss) from discontinued operations	1,176,844	(2,469,858)

Other income (expense):
Interest income	12,111	30,506
Interest expense	(20,051)	(4,610)

Total other income (expense)	(7,940)	25,896

Net loss	$(1,253,269)	$(4,321,232)

Net loss per common share — basic and diluted:
Loss from operations	$(0.06)	$(0.05)
Gain (loss) from discontinued operations	0.03	(0.07)

Net loss per common share	$(0.03)	$(0.12)

Weighted average common shares outstanding — basic and diluted	41,279,645	35,335,465

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(1,253,269)	$(4,321,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	278,362	307,378
Stock-based compensation and consulting	220,376	854,688
Loss on impairment of property and equipment of discontinued operations	416,764	88,922
Loss on impairment of intangible assets of discontinued operations	1,222,817	295,633
Gain on the disposal of property and equipment of discontinued operations	(1,562)	—
Provision for bad debt	—	(22,029)
Changes in assets and liabilities:
Accounts receivable	(292,132)	(91,817)
Tax receivable	5,000	(36,212)
Prepaid expenses	21,251	(81,958)
Other current assets	2,388	10,092
Other assets	(6,306)	1,874
Accounts payable	(217,029)	(271,177)
Accrued expenses	332,180	(504,079)
Due to related parties	(4,315)	(28,500)
Deferred revenue	153,694	(80,250)
Income tax payable	—	(157,288)
Liabilities of discontinued operations	(2,628,381)	889,619

Net cash used in operating activities	(1,750,162)	(3,146,336)

Cash Flows From Investing Activities:
Purchase of property and equipment	(117,344)	(90,595)
Proceeds from the sale of property and equipment of discontinued operations	1,562	—
Purchase of intangible assets and capitalization of software development	—	(92,993)

Net cash used in investing activities	(115,782)	(183,588)

Cash Flows From Financing Activities:
Gross proceeds from capital leases	85,790	37,411
Payments on capital leases	(24,397)	(4,340)
Gross proceeds from sales of preferred stock	4,000,000	—
Gross proceeds from sales of common stock	—	5,000,000
Fees paid in connection with offering	(15,617)	(70,238)

Net cash provided by financing activities	4,045,776	4,962,833

Net increase in cash	2,179,832	1,632,909
Cash — beginning of the year	1,842,419	5,787,585

Cash — end of the period	$4,022,251	$7,420,494